UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2010

Hot Topic, Inc.
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	0-28784 (Commission File Number)	77-0198182 (I.R.S. Employer Identification No.)

18305 E. San Jose Avenue City of Industry, California (Address of principal executive offices)	91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On June 8, 2010, we entered into a Performance Share Award Cancellation Agreement with Elizabeth McLaughlin, our Chief Executive Officer, pursuant to which Ms. McLaughlin voluntarily elected to cancel certain stock award units previously granted to her in exchange for a nominal payment by us of $1.00 in the aggregate. The stock award units provided for the underlying shares to be earned based on fiscal 2010 operating income targets for the Company as a whole. These fiscal 2010 operating income targets were set in 2008 and assumed certain levels of growth over the three year period. Currently, it is expected that the minimum level for the fiscal 2010 operating income targets for the Company will not be attained.

The Performance Share Award Cancellation Agreement indicated that other than such nominal payment, Ms. McLaughlin had not received, and would not receive, any additional consideration in exchange for the cancellation of such stock award units. Accordingly, while she will be eligible to receive future equity grants in connection with our regular grant practices, Ms. McLaughlin will not receive any future equity award in exchange for the cancellation of such stock award units.

The maximum number of shares underlying the stock unit award cancelled pursuant to the agreement with Ms. McLaughlin is as follows:

Name	Title	Maximum Shares Subject to Stock Award
Elizabeth McLaughlin	Chief Executive Officer	200,000

A copy of the Performance Share Award Cancellation Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Hot Topic, Inc. held on June 8, 2010, the seven nominees for director listed below were elected to hold office until the Company’s 2011 Annual Meeting of Shareholders and the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending January 29, 2011, was ratified.  Set forth below are the voting results for these proposals:

		Against/		Broker
	For	Withhold	Abstain	Non-Votes
(i) Election of Directors

(a) Evelyn D'An	31,097,722	298,296	0	8,500,306

(b) Lisa Harper	30,927,189	468,829	0	8,500,306

(c) W. Scott Hedrick	30,930,013	466,005	0	8,500,306

(d) Elizabeth McLaughlin	31,050,492	345,526	0	8,500,306

(e) Bruce Quinnell	31,028,579	367,439	0	8,500,306

(f) Andrew Schuon	30,854,617	541,401	0	8,500,306

(g) Thomas Vellios	31,099,471	296,547	0	8,500,306

(ii) Ratification of Ernst & Young LLP as the Company's Independent Auditors for the fiscal year ending January 29, 2011	39,418,778	435,991	41,555	0

Item 9.01                      Financial Statements and Exhibits.

        (d)       Exhibits:

Exhibit No.	Description

10.1	Performance Share Award Cancellation Agreement dated June 8, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOT TOPIC, INC.

	By:	/s/ JAMES MCGINTY
James McGinty Chief Financial Officer

Date: June 9, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Performance Share Award Cancellation Agreement dated June 8, 2010.